EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105414 and No. 333-111270) and Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380, No. 333-75060 and No. 333-111275) of Overland Storage, Inc. of our report dated September 1, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

September 10, 2004